Exhibit 99.1

support.com Expands Offerings with Acquisition of Consumer Software Provider Sammsoft

REDWOOD CITY, CA – December 8, 2009 – support.com, Inc. (Nasdaq: SPRT), a leading provider of online technology services, today announced that it has acquired Sammsoft, a provider of consumer software products designed to maintain, optimize and secure personal computers. The acquisition was effected through the purchase of substantially all of the assets of Xeriton Corporation, owner of the Sammsoft business. The purchase price for the acquired assets was $8.5 million, paid in cash.

With the addition of the highly-rated Sammsoft products, support.com expands its consumer portfolio by adding software solutions to its assisted services, enabling the Company to broaden and deepen its relationships with consumers. From a strategic standpoint, the acquisition represents another step forward in support.com’s long-term plan to become the trusted advisor for the digital home.

Sammsoft’s products are designed to make personal computers run faster, more reliably and more securely. Among Sammsoft’s offerings are Advanced Registry Optimizer, a PC utility which identifies and repairs errors on a user’s PC, keeping the computer running smoothly; Hard Disk Tune-Up, a rapid disk maintenance program that can help improve the performance of a computer hard drive; MemTurbo, a system utility that can increase available memory and improve computer performance; computer security products; and an identity theft protection product to be launched in 2010.

The acquisition also provides support.com with an effective online marketing channel to reach consumers directly with offers for software and services related to computer performance. Sammsoft generates tens of thousands of trial downloads each day and has completed nearly two million customer transactions. In addition to its software business, Sammsoft operates BluePhone, a small online technology services provider whose operations will be assumed by support.com.

Sammsoft is headquartered outside Seattle and is operated by former Microsoft employees. Substantially all Sammsoft employees are joining support.com.

“The Sammsoft acquisition meets the three criteria we have established in our disciplined review of acquisition opportunities,” said Josh Pickus, President and Chief Executive Officer of support.com. “First, it makes strategic sense, broadening our portfolio and enabling us to offer customers both assisted service and do-it-yourself solutions. Second, it reflects our disciplined valuation approach, with the purchase price being less than 1x revenue. Finally, we expect the transaction to be accretive to our financial results in future periods.”

“When it comes to preventative maintenance activities or home computer troubleshooting, our research finds that roughly one-half of consumers are self-defined ‘do-it-yourselfers’ with technical support,” said Kurt Scherf, vice president and principal analyst at Parks Associates. “The support.com acquisition of Sammsoft allows support.com to integrate both do-it-yourself and professional tech support solutions under one brand, providing more choices for consumers.”

Updated Financial Guidance

support.com now expects revenue from its current operations, excluding the acquisition, to be towards the upper end of its previously announced range of $4.0 to $4.7 million. support.com expects the acquisition of Sammsoft, which closed on December 7, to contribute additional fourth quarter revenue of $400,000 to $600,000. Finally, support.com expects non-GAAP net loss per share in the range of ($0.08) to ($0.10) as compared to the previously announced range of ($0.09) to ($0.11).

Conference Call

support.com will host a conference call on the Sammsoft acquisition on Tuesday, December 8, 2009 starting at 1:30 p.m. ET
(10:30 a.m. PT). A live audio webcast and replay of the call will be available at the Investor Relations section of the support.com web site at http://corp.support.com/webcastsevents. The live call may be accessed by dialing (888) 208-1386 (domestic) or (913) 312-4373 (international) and referencing passcode: 550-0434. A replay of the call can also be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international), and referencing passcode: 550-0434.

About support.com

support.com, Inc. (NASDAQ: SPRT) provides Instant Technology Relief® to consumers and microbusiness. support.com is a technology enabled services company that is changing the way people manage their technology. support.com’s expert North American Solutions Engineers can provide a quick, cost-effective and satisfying technology support experience over the internet and the phone using support.com’s advanced technology platform.

support.com and the SupportMan Logo are trademarks or registered trademarks of support.com, Inc. or its affiliates in the US and other countries. Other names may be trademarks of their respective owners.

For more information visit www.support.com.

Note on Forward-Looking Statements

Statements made in this document that are not historical facts are “forward-looking statements” and accordingly involve risks and uncertainties that could cause actual results to differ materially from those described herein. Forward-looking statements include, for example, all statements relating to projected financial performance (including without limitation statements involving projections of revenue, income (loss), earnings (loss) per share, capital expenditures, dividends, capital structure, or other financial items); the plans and objectives of management for future operations, products or services; and future performance in economic terms, products or services, or other any other measures. The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to retain and grow major partnerships, our ability to maintain and grow revenue through new channels and direct-to-consumer, our ability to control expenses and achieve profitability, and our ability to successfully integrate acquired products and services. These and other risks are detailed in support.com’s reports filed with the Securities and Exchange Commission, including without limitation its latest Annual Report on Form 10-K and its latest quarterly report on Form 10-Q, copies of which may be obtained from www.sec.gov. support.com does not intend to update this information to reflect future events or circumstances, and disclaims any obligation to do so except as may be required by law.

Disclosure Regarding Non-GAAP Financial Measures

support.com has excluded stock-based compensation expenses, amortization/write-down of intangible assets, restructuring and impairment charges, and acquisition-related expenses from its projected GAAP results in order to determine the non-GAAP financial measure of net income (loss) per share referenced in this document. We believe that the non-GAAP measure, when viewed in addition to and not in lieu of our reported GAAP results, assists investors in understanding our results of operations. The Company is unable at the time of this release to provide the GAAP financial measure of net income (loss) per share on a forward-looking basis without an unreasonable effort. The calculation of the closest corresponding GAAP measure is dependent on variables which cannot be confirmed with precision in GAAP format at this time, as more fully discussed below.

A. Stock-based compensation. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. The Company is unable to estimate the impact of such compensation on Q4 2009 results without unreasonable efforts.

B. Amortization/write-down of intangible assets. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. The Company also excludes such charges as they represent non-cash expenses. The Company is unable to estimate the impact of such charges on Q4 2009 results without unreasonable efforts.

C. Restructuring and impairment charges. The Company does not undertake significant restructurings on a predictable basis and, as result, excludes associated charges in order to enable better and more consistent evaluation of the Company’s operating expenses before and after such actions are taken. The Company does not anticipate any material amount of these charges in Q4 2009.

D. Acquistion-related expenses. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related expenses such as legal fees and banker or advisor fees, when evaluating ongoing operating performance. The Company anticipates approximately $525,000 of these expenses in Q4 2009.

The Company believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such charges and expenses will not be incurred in subsequent periods.

Investor Contact

Carolyn Bass and Daniel Wood

Market Street Partners

(415) 445-3235

sprt@marketstreetpartners.com

Media Contact

Monica Diaz

support.com

(650) 556-8909

monica@support.com